UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2010 (December 2, 2010)

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1625 Broadway, Suite 780, Denver, CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 2, 2010, the Board of Directors of the Company (the “Board”), as recommended by the Compensation Committee of the Board, determined that Dr. Peter Hill and Jonathan Samuels had met the performance objectives set forth in their respective employment agreements with respect to the Restructuring STI Award, resulting in the award to Dr. Hill and Mr. Samuels of 90,909 shares of restricted stock of the Company and 72,727 shares of restricted stock of the Company, respectively.  In addition, due to the efforts and performance of Dr. Hill and Mr. Samuels in connection with the recent public offering of shares of common stock of the Company, the Board further determined to grant each of Dr. Hill and Mr. Samuels an additional 10,000 shares of restricted stock of the Company.  Both of these grants of the restricted stock will not become effective until the approval by the stockholders of the Company of a new omnibus equity incentive plan in 2011 and, once approved, such grants shall vest in full on January 31, 2012 subject to their continued service with the Company until the vesting date and the terms and provisions of the new omnibus equity incentive plan and applicable award agreement.

Effective as of December 2, 2010, the Company amended and restated its employment agreements with each of Dr. Hill and Mr. Samuels to (1) update the agreement and add in certain technical provisions and (2) reflect the achievement of the awards described above.

The foregoing summary of the amended and restated employment agreements is subject to, and qualified in its entirety by, the full text of each such agreement, which are attached as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of December 2, 2010, by and between Triangle Petroleum Corporation and Dr. Peter Hill.
10.2	Amended and Restated Employment Agreement, dated as of December 2, 2010, by and between Triangle Petroleum Corporation and Jonathan Samuels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2010	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of December 2, 2010, by and between Triangle Petroleum Corporation and Dr. Peter Hill.
10.2	Amended and Restated Employment Agreement, dated as of December 2, 2010, by and between Triangle Petroleum Corporation and Jonathan Samuels.